Exhibit 1.1

EXECUTION VERSION

NUVASIVE, INC.

7,500,000 Shares

Common Stock

UNDERWRITING AGREEMENT

dated February 1, 2006

Banc of America Securities LLC

Lehman Brothers Inc.

Thomas Weisel Partners LLC

William Blair & Company, L.L.C.

Underwriting Agreement

February 1, 2006

BANC OF AMERICA SECURITIES LLC

LEHMAN BROTHERS INC.

THOMAS WEISEL PARTNERS LLC

WILLIAM BLAIR & COMPANY, L.L.C.

As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC

9 West 57th Street

New York, NY 10019

and

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

Introductory. NuVasive, Inc., a Delaware corporation (the “Company), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 6,704,120 shares of its Common Stock, par value $0.001 per share (the “Common Stock”); and the stockholders of the Company named in Schedule B (collectively, the “Selling Stockholders”) severally propose to sell to the Underwriters an aggregate of 795,880 shares of Common Stock. The 6,704,120 shares of Common Stock to be sold by the Company and the 795,880 shares of Common Stock to be sold by the Selling Stockholders are collectively called the “Firm Common Shares”. In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,125,000 shares (the “Optional Common Shares”) of Common Stock, as provided in Section 2. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares are collectively called the “Common Shares.” Banc of America Securities LLC (“BAS”), Lehman Brothers Inc. (“Lehman”), Thomas Weisel Partners LLC and William Blair & Company, L.L.C. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Common Shares.

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters. The terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-130354), which contains a form of prospectus to be used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

(collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus relating to the Common Shares that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Common Shares included in the Registration Statement at the effective date of the Registration Statement. The term “Statutory Prospectus” shall mean any preliminary prospectus, as amended or supplemented, relating to the Common Shares that is included in the Registration Statement immediately prior to the Initial Sale Time (as defined herein), including any document incorporated by reference therein. Any reference herein to any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such preliminary prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Shares as contemplated by Section 3(A)(n) of this Agreement.

The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties.

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Common Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all times during the Prospectus Delivery Period (as defined below), complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all times during the Prospectus Delivery Period, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof. There is no contract or other document required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which has not been described or filed as required.

The documents incorporated by reference in the Prospectus (all of such incorporated documents being collectively referred to as the “Incorporated Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Statutory Prospectus, if any, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other “free writing prospectus” as defined in Rule 405 of the Securities Act (a

“Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) a schedule indicating the number of Common Shares being sold and the price at which the Common Shares will be sold to the public. As of 5:45 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package consisted of the documents identified in Schedule F hereto and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(d) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Common Shares or until any earlier date of which the Company notified or notifies the Representatives as described in Section 3(A)(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(e) Offering Materials Furnished to Underwriters. The Company has delivered to each Representative one complete manually signed copy of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(f) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Common Shares, any offering material in connection with the offering and sale of the Common Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives or the Registration Statement.

(g) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h) Authorization of the Common Shares. The Common Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor, will be validly issued, fully paid and nonassessable.

(i) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(j) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent not in the ordinary course of business, nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(k) Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, is, to the knowledge of the Company, an independent registered public accounting firm as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

(l) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in each of the Statutory Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(m) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Other than NuVasive UK Limited, a United Kingdom limited company, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

(n) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to stock option or employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus). The Common Stock (including the Common Shares) conforms in all material respects to the description thereof set forth or incorporated by reference in each of the Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock (including the shares of Common Stock owned by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in each of the Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(o) Quotation. The Common Shares have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) No Material Actions or Proceedings. Except as otherwise disclosed in the Prospectus and the Incorporated Documents, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(r) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Statutory Prospectus, the Prospectus or any Incorporated Document and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons.

(s) All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations or permits would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

(t) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(l) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(u) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(A)(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(v) Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Common Shares will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(x) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Shares on the Nasdaq National Market in accordance with Regulation M under the Exchange Act.

(y) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Statutory Prospectus, the Prospectus or any Incorporated Document that have not been described as required.

(z) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established.

(aa) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in any of the Statutory Prospectus, the Prospectus or any Incorporated Document.

(bb) Disclosure Controls and Procedures. The Company expects that as of the date it files its annual report on Form 10-K for the year ended December 31, 2005, it will maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, and currently maintains (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(ee) Costs of Environmental Compliance. The Company has reasonably concluded that the costs and liabilities associated with the Company’s compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, individually or in the aggregate, result in a Material Adverse Change.

(ff) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(gg) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(hh) No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Disclosure Package.

(ii) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and, to the best of the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley

Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

Any certificate signed by an officer of the Company and delivered to any of the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents, warrants and covenants to each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of, and is a valid and binding agreement of, such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b) The Custody Agreement and Power of Attorney. Certificates in negotiable form representing all of the Common Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to U.S. Stock Transfer Corporation, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule D hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Common Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement. Each of the (i) Custody Agreement signed by such Selling Stockholder and the Custodian, relating to the deposit of the Common Shares to be sold by such Selling Stockholder and (ii) the Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder.

(c) Obligations of the Selling Stockholder. The Common Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Common Shares hereunder, certificates representing the Common Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(d) Title to Common Shares to be Sold. Such Selling Stockholder is, on the First Closing Date (as defined below), the record and beneficial owner of, and has good and valid title to, the Common Shares to be sold by such Selling Stockholder free and clear of all liens, encumbrances, equities or claims and has duly indorsed such Common Shares in blank, and, assuming that the Underwriters acquire their interest in the Common Shares they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code (the “UCC”)), such Underwriters that have purchased Common Shares delivered on the date hereof to The Depository Trust Company (“DTC”) by making payment therefor, as provided herein, and that have had such Common Shares credited to the securities account or accounts of such Underwriters maintained with DTC will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Common Shares purchased by such Underwriters, and no action based on an adverse claim, may be asserted against such Underwriters with respect to such Common Shares.

(e) All Authorizations Obtained. Such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Common Shares which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(f) Delivery of the Common Shares to be Sold. Delivery of the Common Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Common Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other claim.

(g) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney (i) will not result in any violation of or Default under, or require the consent (except for such consents that have been duly obtained) any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents of such Selling Stockholder, (ii) will not conflict with or constitute a breach of, or Default under, any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, and (iii) will not result in any violation of any statute, law, regulation, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Stockholder or its properties. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(h) No Registration or Other Similar Rights. Except as disclosed in the Registration Statement and the Incorporated Documents, such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(i) No Further Consents, etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Common Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby, except for such consents, approvals or waivers that have been duly obtained.

(j) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, was, as of the Initial Sale Time and on the First Closing Date and any Subsequent Closing Date will be, true, correct and complete in all material respects, and was not as of the Initial Sale Time, and on the First Closing Date and any Subsequent Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. In addition, (i) to the extent that any statements, information or omissions set forth or required to be set forth in the Registration Statement, the Prospectus or any Free Writing Prospectus relate to such Selling Stockholder, such Stockholder hereby makes to each Underwriter, with regard to such statements, information or omissions, the same representations and warranties as the Company makes to such Underwriter under paragraphs (A)(b) and (A)(d) of this Section 1, and (ii) such Selling Stockholder hereby confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder’s name in each of the

Statutory Prospectus and the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Common Shares).

(k) No Price Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares.

(l) Registration Statement and Prospectus. As it relates to the information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As it relates to the information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the First Closing Date and at any Subsequent Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For avoidance of doubt, the representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8 hereof.

(m) No Inside Information. Such Selling Stockholder is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Disclosure Package.

Any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Common Shares.

(a) The Firm Common Shares. Upon the terms but subject to the conditions herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 6,704,120 Firm Common Shares and (ii) the Selling Stockholders agree to sell to the several Underwriters an aggregate of 795,880 Firm Common Shares, each Selling Stockholder selling the number of Firm Common Shares set forth opposite such Selling Stockholder’s name on Schedule B. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders the respective number of Firm Common Shares set forth opposite their names on Schedule A. The purchase price per Firm Common Share to be paid by the several Underwriters to the Company and the Selling Stockholders shall be $19.25 per share.

(b) The First Closing Date. Delivery of the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on February 7, 2006, or such other time and date not later than 1:30 p.m. New York time, on February 21, 2006, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representatives that the Company is legally required to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

(c) The Optional Common Shares; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 1,125,000 Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than twice) and from time to time upon notice by the Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the Optional Common Shares are to be registered and (iii) the time, date and place at which the Optional Common Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of the Firm Common Shares and the Optional Common Shares). Each time and date of delivery, if subsequent to the First Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Common Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Common Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Common Shares to be purchased as the number of Firm Common Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Common Shares. The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) Public Offering of the Common Shares. The Representatives hereby advise the Company and the Selling Stockholders that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Common Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Common Shares. Payment for the Common Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company. Payment for the Common Shares to be sold by the Selling Stockholders shall be made at the First Closing Date by wire transfer of immediately available funds to the order of the Custodian.

It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

Each Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.

(f) Delivery of the Common Shares. Delivery of the Firm Common Shares and the Optional Common Shares the Underwriters have agreed to purchase at the First Closing Date or any Subsequent Closing Date, as the case may be, shall be made through the facilities of DTC unless the Representatives shall otherwise instruct, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Common Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

SECTION 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During such period beginning on the Initial Sale Time and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it is necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of any of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, to comply with applicable law or regulations, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Sections 3(A)(a) and 3(A)(e) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Disclosure Package or the Prospectus, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances when the Disclosure Package or the Prospectus is delivered to a purchaser, not misleading or so that the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Common Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto. Any such Free Writing Prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may reasonably request.

(g) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws, or other foreign laws of those jurisdictions designated by the Representatives (with the consent of the Company, in the case of such foreign jurisdictions), shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Common Shares; provided, however, the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Common Shares sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

(j) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending March 31, 2007 that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the Nasdaq Stock Market, Inc. all reports and documents required to be filed under the Exchange Act.

(l) Company to Provide Interim Financial Statements. Prior to the First Closing Date and any Subsequent Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any quarterly period subsequent to the period covered by the most recent financial statements appearing or incorporated by reference in the Registration Statement and the Prospectus.

(m) Quotation. The Company will use its best efforts to quote, subject to notice of issuance, the Common Shares on the Nasdaq National Market.

(n) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to BAS and Lehman an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Common Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to BAS and Lehman, that may be transmitted electronically by BAS, Lehman and the other Underwriters to offerees and purchasers of the Common Shares for at least the Prospectus Delivery Period and (ii) it shall be in or convertible into a paper format or an electronic format, satisfactory to BAS and Lehman, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The parties hereto agree that a form of the Prospectus, and any amendment or supplement thereto, provided to BAS and Lehman in Adobe Portable Document Format, or pdf, shall be satisfactory to BAS and Lehman pursuant to this Section 3(A)(n). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(o) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of BAS and Lehman (which consent may be withheld at the sole discretion of BAS and Lehman), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock, options or warrants to acquire shares of the Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Common Shares); provided, however, that the Company may (i) issue shares of its Common Stock or options to purchase its Common Stock, or Common Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in each of the Disclosure Package and the Prospectus, and (ii) issue shares of its Common Stock upon exercise of any warrant outstanding as of the date of this Agreement and identified in each of the Disclosure Package and the Prospectus or upon exercise and/or conversion of any other exercisable or convertible security outstanding as of the date of this Agreement and described in each of the Disclosure Package and the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless BAS and Lehman waive, in writing, such extension. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 5(k) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(p) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(q) Future Reports to the Representatives. During the period of five years hereafter the Company will furnish to the Representatives at 9 West 57th Street, New York, NY 10022 Attention: Thomas M. Morrison, each of the following documents to the extent that such document is not publicly filed by electronic transmission pursuant to EDGAR: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(r) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Common Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(t) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

B. Covenants of the Selling Stockholders. Each Selling Stockholder further covenants and agrees with each Underwriter:

(u) Agreement Not to Offer or Sell Additional Common Shares. Such Selling Stockholder will not, without the prior written consent of BAS and Lehman (which consent may be withheld at the sole discretion of BAS and Lehman), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by such Selling Stockholder, or publicly announce its intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the Prospectus. The foregoing sentence shall not apply to the transfer of shares of Common Stock owned by such Selling Stockholder to a partner or affiliated partnership of such Selling Stockholder; provided, however, that (A) it shall be a condition to such transfer that the transferee executes and delivers to BAS and Lehman an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this Section 3(B)(a) and there shall be no further transfer of such Common Stock except in accordance with this Section 3(B)(a), (B) any such transfer shall not involve a disposition for value, (C) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5, Schedule 13D or Schedule 13G made after the expiration of the 90-day restricted period) and (D) each party (transferor or transferee) shall not be required by law to make, and shall agree not to voluntarily make, any public announcement of the transfer. In addition, such Selling Stockholder agrees that, without the prior written consent of BAS and Lehman, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless BAS and Lehman waive, in writing, such extension. The Company will provide each Selling Stockholder with prior notice of any such announcement that gives rise to an extension of the restricted period.

(v) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(w) Notification of Material Changes. During the Prospectus Delivery Period, such Selling Stockholder will advise BAS and Lehman promptly, and if requested by BAS and Lehman, will confirm such advice in writing, of any change in information relating to such Selling Stockholder in the Registration Statement, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto.

(x) No Free Writing Prospectuses. Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, and will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Common Shares.

BAS and Lehman, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Selling Stockholder of any one or more of the foregoing covenants or extend the time for their performance. Notwithstanding the foregoing, BAS and Lehman, for the benefit of each of the other Representatives, agree not to consent to any action proposed to be taken by the Company, any Selling Stockholder or any other holder of the Company’s securities that would otherwise be prohibited by, or to waive compliance by the Company, any Selling Stockholder or any such other security holder with the provisions of, Section 3(A)(o) or 3(B)(a) above or any lock-up agreement delivered pursuant to Section 5(k) below without giving each of the other Representatives at least 17 days prior notice (or such shorter notice as each of the other Representatives may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by any of the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD’s review and approval of the Underwriters’ participation in the offering and distribution of the Common Shares, (viii) the fees and expenses associated with quotation of the Common Shares on the Nasdaq Stock Market, Inc. and (ix) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

The Selling Stockholders further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for such Selling Stockholders, (ii) fees and expenses of the Custodian and (iii) expenses and taxes incident to the sale and delivery of the Common Shares to be sold by such Selling Stockholders to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholders, on the other hand.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Common Shares as provided herein on the First Closing Date and, with respect to the Optional Common Shares, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders set forth in Sections 1(A) and 1(B) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Common Shares, as of any Subsequent Closing Date as though then made, to the timely performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, an independent registered public accounting firm, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), subject to customary qualifications and limitations, with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus (and the Representatives shall have received an additional five conformed copies of such accountants’ letter for each of the several Underwriters).

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, any Subsequent Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Common Shares, any Subsequent Closing Date, in the judgment of the Representatives there shall not have occurred any Material Adverse Change to the Company.

(d) Opinions of Counsel for the Company. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received (i) the opinion of Heller Ehrman LLP, counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit A, subject to customary qualifications and limitations (and the Representatives shall have received an additional five conformed copies of such counsel’s legal opinion for each of the several Underwriters) and (ii) the opinion of Jonathan D. Spangler, the Company’s Vice President and Chief Patent Counsel, dated as of such closing date, the form of which is attached as Exhibit B, subject to customary qualifications and limitations (and the Representatives shall have received an additional five conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Clifford Chance US LLP, counsel for the Underwriters, dated as of such closing date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the Common Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require (and the Representatives shall have received an additional five conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(f) Officers’ Certificate. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such closing date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b)(ii) and (c) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such closing date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct on and as of such closing date with the same force and effect as though expressly made on and as of such closing date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date.

(g) Bring-down Comfort Letter. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall have received from Ernst & Young LLP, an independent registered public accounting firm, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or Subsequent Closing Date, as the case may be (and the Representatives shall have received an additional five conformed copies of such accountants’ letter for each of the several Underwriters).

(h) Opinion of Counsel for the Selling Stockholders. On the First Closing Date, the Representatives shall have received the opinion of Kirkland & Ellis LLP, counsel for the Selling Stockholders, dated as of such closing date, the form of which is attached as Exhibit D, subject to customary qualifications and limitations (and the Representatives shall have received an additional five copies of such counsel’s legal opinion for each of the several Underwriters).

(i) Selling Stockholders’ Certificate. On each of the First Closing Date and any Subsequent Closing Date, the Representatives shall receive a written certificate executed by each Selling Stockholder or an Attorney-in-Fact on behalf of such Selling Stockholder, dated as of such closing date, to the effect that:

(i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct on and as of such closing date with the same force and effect as though expressly made by such Selling Stockholder on and as of such closing date; and

(ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such closing date.

(j) Selling Stockholders’ Documents. On the date hereof, the Company and the Selling Stockholders shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholders and such further information, certificates and documents as the Representatives may reasonably request.

(k) Lock-Up Agreement from Certain Securityholders of the Company Other Than Selling Stockholders. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit E hereto from each director and executive officer of the Company listed on Schedule E hereto, and such agreement shall be in full force and effect on each of the First Closing Date and any Subsequent Closing Date.

(l) Additional Documents. On or before each of the First Closing Date and any Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such standard and customary information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time on or prior to the First Closing Date and, with respect to the Optional Common Shares, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 7, Section 11 or Section 18, or if the sale to the Underwriters of the Common Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Common Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification by the Commission to the Company and the Representatives of the effectiveness of the Registration Statement under the Securities Act.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company or any Selling Stockholder to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS and Lehman) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use in the Registration Statement, Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in the case of clauses (i) and (ii) of this Section 8(b), to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by or with the approval of such Selling Stockholder expressly for use therein); or (iii) in whole or in part upon any inaccuracy in the representations and warranties of such Selling Stockholder contained herein (other than the representations and warranties of such Selling Stockholder contained in Sections 1B(j) and 1B(l), as to which clauses (i) and (ii) of this Section 8(b) shall apply; or (iv) in whole or in part upon any failure of such Selling Stockholder to perform its obligations hereunder or under law; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by BAS and Lehman) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use in the Registration Statement, Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto); and provided further, that the liability of each Selling Stockholder under the foregoing indemnity agreement shall be limited to an amount equal to the public offering price of the Common Shares sold by such Selling Stockholder, less the underwriting discount and commissions, as set forth on the front cover page of the Prospectus. Each Underwriter hereby acknowledges that the only information that any Selling Stockholder has furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements relating solely to such Selling Stockholder set forth in the table under the caption “Selling Stockholders” in the Disclosure Package and the Prospectus and the associated footnotes thereto. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholders may otherwise have.

(c) Indemnification of the Company, its Directors and Officers and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration

Statement, the Selling Stockholders and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company and the Selling Stockholders by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, Selling Stockholder or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, Selling Stockholder or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and each of the Selling Stockholders hereby acknowledge that the only information that the Underwriters have furnished to the Company and the Selling Stockholders expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth: (i) in the table in the first paragraph under the caption “Underwriting” in the Prospectus; (ii) in the second sentence of the third paragraph under the caption “Underwriting” in the Prospectus; and (iii) in the sections entitled “Stabilization” and “Market Making” under the caption “Underwriting” in the Prospectus; and the Underwriters confirm that such statements are correct. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (BAS and Lehman in the case of Section 8(c) and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Common Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Common Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate public offering price of the Common Shares as set forth on such cover. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Selling Stockholders, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the

Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Notwithstanding any other provision of this Agreement, the liability of each Selling Stockholder to contribute pursuant to this Section 9 shall be limited to an amount equal to the public offering price of the Common Shares sold by such Selling Stockholder, less the underwriting discount and commissions, as set forth on the front cover page of the Prospectus. For purposes of this Section 9, each person, if any, who controls a Selling Stockholder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Selling Stockholder.

SECTION 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Common Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Common Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares and the aggregate number of Common Shares with respect to which such default occurs exceeds 10% of the aggregate number of Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the First Closing Date this Agreement may be terminated by the Representatives by notice given to the Company and the Selling Stockholders if at any time subsequent to the execution of this Agreement (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, Inc., or trading in securities generally on either the

Nasdaq Stock Market, Inc., or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change to the Company; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company or the Selling Stockholders to any Underwriter, except that the Company and the Selling Stockholders shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company or the Selling Stockholders, or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 12. No Advisory or Fiduciary Responsibility. Each of the Company and the Selling Stockholders acknowledge and agree that: (i) the purchase and sale of the Common Shares pursuant to this Agreement, including the determination of the public offering price of the Common Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Selling Stockholders or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Selling Stockholders with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Stockholders on other matters) and no Underwriter has any obligation to the Company or the Selling Stockholders with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholders and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or the Company, the officers, directors or employees of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, as the case may be or (B) acceptance of the Common Shares and payment for them hereunder and (ii) will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: (212) 933-2217

Attention: Syndicate Department

with a copy to:

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Facsimile: (212) 583-8567

Attention: Legal Department

and

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Facsimile: (212) 878-8375

Attention: Alejandro E. Camacho, Esq.

If to the Company:

NuVasive, Inc.

4545 Towne Centre Court

San Diego, California 92121

Facsimile: (858) 909-2104

Attention: Alexis V. Lukianov, Chairman and Chief Executive Officer

with a copy to:

Heller Ehrman LLP

4350 La Jolla Village Drive, 7th Floor

La Jolla, CA 92122

Facsimile: (858) 450-8499

Attn: Michael Kagnoff, Esq.

If to the Selling Stockholders:

William Blair Capital Partners VII QP, L.P.

c/o Chicago Growth Partners, LLC

303 West Madison Street, Suite 2500

Chicago, Illinois 60606

Facsimile: (312) 201-0703

Attn: Arda Minocherhomjee

with a copy to:

Kirkland & Ellis LLP

200 E. Randolph Drive

Chicago, Illinois 60601

Facsimile: (312) 660-0553

Attn: Nick DiCrescenzo, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Selling Stockholders, (iii) the Underwriters, the officers and employees of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act , and (iv) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Common Shares from any of the several Underwriters merely because of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

SECTION 18. Failure of One or More of the Selling Stockholders to Sell and Deliver Common Shares. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders at the First Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company or the Selling Stockholders, or (ii) purchase the shares which the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling Stockholders shall fail to sell and deliver to the Underwriters the Common Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the First Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the First Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

SECTION 19. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NuVasive, Inc.

By:	/s/ Alexis V. Lukianov
Chairman and Chief Executive Officer

WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P. WILLIAM BLAIR CAPITAL PARTNERS VII, L.P.

By:	/s/ Alexis V. Lukianov
Attorney-in-fact

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

BANC OF AMERICA SECURITIES LLC

LEHMAN BROTHERS INC.

THOMAS WEISEL PARTNERS LLC

WILLIAM BLAIR & COMPANY, L.L.C.

For Themselves and as Representatives of the Underwriters

By: BANC OF AMERICA SECURITIES LLC

By:	/s/ Thomas Morrison
Thomas Morrison
Managing Director

By: LEHMAN BROTHERS INC.

By:	/s/ John Sowinski, VP
Authorized Person
John Sowinski, VP

SCHEDULE A

Underwriters	Number of Firm Common Shares to be Purchased
Banc of America Securities LLC	2,625,000
Lehman Brothers Inc.	2,625,000
Thomas Weisel Partners LLC	1,350,000
William Blair & Company, L.L.C.	750,000
Stanford Group Company	150,000
Total	7,500,000

Sch. A-1

SCHEDULE B

Selling Stockholder	Number of Firm Common Shares to be Sold
William Blair Capital Partners VII QP, L.P. c/o Chicago Growth Partners, LLC 303 West Madison Street, Suite 2500 Chicago, Illinois 60606 Attn: Arda Minocherhomjee	776,344

William Blair Capital Partners VII, L.P. c/o Chicago Growth Partners, LLC 303 West Madison Street, Suite 2500 Chicago, Illinois 60606 Attn: Arda Minocherhomjee	29,536

Total	795,880

Sch. B-1

SCHEDULE C

Schedule of Free Writing Prospectuses included in the Disclosure Package

1.	The electronic version of the Company’s road show presentation and materials made available on the website http:www.netroadshow.com/nrs/.

Sch. C-1

SCHEDULE D

Attorneys-in-Fact

Alexis V. Lukianov

Kevin C. O’Boyle

Sch. D-1

SCHEDULE E

List of Persons

Executing Lock-Up Letter Agreement

Alexis V. Lukianov

Keith Valentine

Kevin C. O’Boyle

Patrick Miles

Jeffrey P. Rydin

Jason M. Hannon

James J. Skinner

Jonathan D. Spangler

G. Bryan Cornwall

Jack R. Blair

James C. Blair

Peter C. Farrell

Lesley H. Howe

Robert J. Hunt

Hansen A. Yuan

Sch. E-1

SCHEDULE F

Documents Included in the Disclosure Package

as of the Initial Sale Time

1.	The Statutory Prospectus.

2.	The Issuer Free Writing Prospectuses identified on Schedule C.

3.	A schedule indicating the number of Common Shares being sold and the price at which the Common Shares will be sold to the public.

Sch. F-1

EXHIBIT A

Opinion of Counsel for the Company

(pursuant to Section 5(d)(i) of the Underwriting Agreement)

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has sufficient corporate power and authority (i) to own, lease and operate its properties and to conduct its business as described in the Prospectus, except where the failure to have such power and authority would not result in a Material Adverse Change, and (ii) to enter into and perform its obligations under the Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in the states of California, Massachusetts, Missouri, Tennessee and Texas.

2. The authorized capital stock of the Company (including the Firm Common Shares) conforms to the descriptions thereof set forth or incorporated by reference in the Prospectus. All of the outstanding shares of the Company’s common stock (including the shares of common stock owned by the Selling Stockholders) have been duly authorized and validly issued, are nonassessable and, to our knowledge, are fully paid and have been issued in compliance with the registration and qualification requirements of federal and state securities laws. The form of certificate used to evidence the Firm Common Shares is in due and proper form and complies with all applicable requirements of the Certificate of Incorporation and Restated Bylaws and the General Corporation Law of the State of Delaware. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

3. Except for rights that have been waived, no stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising from the sale of the Company Shares, by operation of the Certificate of Incorporation or Restated Bylaws or the General Corporation Law of the State of Delaware or, to our knowledge, otherwise.

4. The Agreement has been duly authorized, executed and delivered by the Company.

5. The Company Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Agreement and, when issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

6. The Registration Statement has been declared effective by the Commission under the Securities Act, and the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein. To our knowledge, no stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been

Exh. A-1

instituted or are pending or are threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b).

7. The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which we express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act.

8. The Firm Common Shares have been approved for quotation in the Nasdaq National Market.

9. The statements (i) in the Company’s Registration Statement on Form S-1 (File No. 333-113344), as amended, under the caption “Description of Capital Stock – Common Stock” and incorporated by reference in the Prospectus, (ii) in the Company’s Definitive Proxy Statement filed with the Commission on May 2, 2005 under the caption “Certain Relationships and Related Transactions,” which were incorporated by reference into the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2005, which, in turn, was incorporated by reference in the Prospectus and (iii) in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Certificate of Incorporation or Restated Bylaws, documents or legal proceedings, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, as of the date such documents were directly filed with the Commission, the matters referred to therein.

10. To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein directly or by incorporation by reference.

11. There is no contract or agreement known to us of a character required to be described in the Prospectus, other than those described therein directly or by incorporation by reference, or to be filed as an exhibit to the Registration Statement or to any Incorporated Document that is not described or filed as required.

12. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of the Agreement and consummation of the transactions contemplated thereby, except as required under the Securities Act, applicable state and foreign securities or blue sky laws and from the NASD.

13. The execution and delivery of the Agreement by the Company and the performance by the Company of its obligations thereunder (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the Certificate of Incorporation or Restated Bylaws; (iii) will not constitute a breach of, or Default or a Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or

Exh. A-2

any of its subsidiaries pursuant to any contract, undertaking, indenture or other agreement required to be filed as an exhibit to the Registration Statement or any Incorporated Document; and (iv) to our knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary.

14. The Company is not, and after receipt of payment for the Company Shares will not by virtue thereof be, an “investment company” within the meaning of the Investment Company Act of 1940.

15. To our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Agreement, except for such rights as have been duly waived.

16. To our knowledge, the Company is not in violation of the Certificate of Incorporation or Restated Bylaws nor in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement filed as an exhibit to the Registration Statement or any Incorporated Document, except in each such case for such violations or defaults as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.

17. Each report filed with the Commission pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which we express no opinion) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act. The description of the Company’s common stock contained in its registration statement on Form S-1 (File No. 333-113344), as amended, under the caption “Description of Capital Stock-Common Stock” and incorporated by reference in the Prospectus complied, when so filed, as to form in all material respects with the requirements of Item 202 of Regulation S-K under the Securities Act.

Exh.A-3

EXHIBIT B

Opinion of Chief Patent Counsel for the Company

(pursuant to Section 5(d)(ii) of the Underwriting Agreement)

1. The Company is the sole owner of each of the patents listed under the heading “U.S. Patents Held by the Company” on Schedule A hereof (the “U.S. Patents”) and each of the patent applications listed under the heading “U.S. Patent Applications Submitted by the Company” on Schedule B hereof (the “U.S. Applications”). To the best of knowledge of such counsel, the Company owns              issued U.S. Patents and              pending U.S. Applications. Such counsel knows of no valid claims of third parties to any ownership interest or lien with respect to any of the U.S. Patents or U.S. Applications. Nothing has come to the attention of such counsel that has caused it to conclude that any of the U.S. Applications will ultimately be determined to be unpatentable.

2. The Company is the sole owner of each of the foreign patents listed under the heading “Non-U.S. Patents Held by the Company” on Schedule C hereof (the “Non-U.S. Patents”) (collectively, the U.S. Patents and Non-U.S. Patents are referred to herein as the “Patents”) and each of the foreign patent applications listed under the heading “Non-U.S. Patent Applications Submitted by the Company” on Schedule D hereof (the “Non-U.S. Applications”) (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the “Applications”). Such counsel knows of no valid claims of third parties to any of such Non-U.S. Patents or Non-U.S. Applications. Nothing has come to the attention of such counsel that has caused it to conclude that any of the Non-U.S. Applications will ultimately be determined to be unpatentable.

3. The statements (A) under the caption “Business—Intellectual Property” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and (B) under the Prospectus captions “Risk Factors” in the Registration Statement and the Prospectus and any amendment or supplement thereto, insofar as such statements constitute a summary of the Company’s Patents and Applications, fairly, accurately and completely summarize in all material respects the legal matters, documents and proceedings relating to such Patents and Applications, described therein.

4. Such counsel has no knowledge of any facts that lead such counsel to conclude that the Company lacks any rights to use all material Intellectual Property necessary to the conduct of its business as now conducted by the Company as described in the Prospectus. Such counsel is not aware of any facts that (A) would lead such counsel to conclude that the Company lacks clear title to the Patents and Applications, or (B) would lead such counsel to conclude that any of the Patents are invalid or unenforceable or that any patent issued in respect of an Application would be invalid or unenforceable.

5. Such counsel is not aware that any valid patent is infringed by the activities of the Company described in the Prospectus or by the manufacture, use or sale of any product, device, instrument, drug or other material made and used according to the Applications or the Patents.

Exh.B-1

6. Such counsel is not aware of any material defects of form in the preparation or filing of the Applications on behalf of the Company. To the best of such counsel’s knowledge, the Company has complied with the United States Patent and Trademark Office duty of candor and disclosure for each of the U.S. Patents. Such counsel is unaware of any facts which would preclude the grant of a patent from each of the Applications. The Applications are being diligently pursued by the Company.

7. Such counsel knows of no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents, copyrights, trade secrets, know-how or other proprietary rights of a third party.

8. Such counsel is not aware of any pending or threatened actions, suits, proceedings or claim by governmental authorities or others challenging the validity or scope of the Applications or the Patents.

9. To such counsel’s knowledge, there is no material infringement on the part of any third party of the Patents, Applications, trade secrets, know-how or other proprietary rights of the Company.

10. Such counsel has no knowledge of any valid patent rights of others which are infringed by the Company’s products or applications of the Company’s products referred to in the Prospectus.

11. Nothing has come to the attention of such counsel which causes such counsel to believe that the information regarding intellectual property matters included in (a) the Registration Statement (including any document incorporated by reference therein), or any amendments thereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Prospectus (including any document incorporated by reference therein), or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the documents specified in Schedule F to the Agreement (consisting of those included in the Disclosure Package as of the Initial Sale Time), as of the Initial Sale Time, contained an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exh. B-2

EXHIBIT C

EXHIBIT C IS INTENTIONALLY OMITTED.

Exh. C-1

EXHIBIT D

Opinion of Counsel for the Selling Stockholders

(pursuant to Section 5(h) of the Underwriting Agreement)

1. Each Selling Stockholder has the limited partnership power to enter into and perform its obligations under the Underwriting Agreement, the Custody Agreement and the Power of Attorney. Each of the Selling Stockholders has duly authorized, executed and delivered the Underwriting Agreement, the Custody Agreement and the Power of Attorney.

2. The execution and delivery of the Underwriting Agreement, the Custody Agreement and the Power of Attorney by or on behalf of each Selling Stockholder, the sale of the Common Shares to be sold by each Selling Stockholder in accordance with the provisions of the Underwriting Agreement and the Custody Agreement and the consummation by each Selling Stockholder of the transactions contemplated by the Underwriting Agreement, the Custody Agreement and the Power of Attorney will not (i) violate the certificate of limited partnership, agreement of limited partnership or other organizational documents of such Selling Stockholder (to the extent applicable), (ii) constitute a violation by such Selling Stockholder of any applicable provision of any law, statute or regulation of any governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder (except with respect to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation, as to which we have not been requested to express and therefore we do not express an opinion) or (iii) result in a breach or violation of any order, decree or judgment actually known to us of any court or governmental agency having jurisdiction over such Selling Stockholders or the property of such Selling Stockholder. Each of the Selling Stockholders has informed us that it is not a borrower under any agreements regarding indebtedness for borrowed money.

3. To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body is required for the transfer and sale of the Common Shares by each Selling Stockholder or the consummation by each Selling Stockholder of the transactions contemplated by the Underwriting Agreement, the Custody Agreement and the Power of Attorney, other than such consents, approvals, authorizations, orders, registrations or filings as have been obtained and remain in full force and effect and other than as required under the Securities Act, applicable state securities or blue sky laws and by the National Association of Securities Dealers.

4. Each Selling Stockholder was, immediately prior to the Closing Date, the sole registered owner of the Common Shares to be sold by such Selling Stockholder. Upon payment for the Common Shares to be sold by each Selling Stockholder to each of the several Underwriters as provided in the Underwriting Agreement, the delivery of such Common Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), the registration of such Common Shares in the name of Cede or such other nominee and the crediting of such Common Shares on the records of DTC to security accounts in the name of such Underwriter (assuming neither DTC nor such Underwriter has notice of any adverse claim (as such term is defined in Section 8-102(a)(1) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to any “security entitlement” (within the

Exh. D-1

meaning of Section 8-102(a)(17) of the UCC) in respect of such Common Shares), (A) under Section 8-501 of the UCC, such Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Common Shares and (B) no action based on any “adverse claim” (as defined in Section 8-102(a)(1) of the UCC) to such security entitlement may be asserted against such Underwriter, it being understood that for purposes of this opinion, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Common Shares will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “securities intermediary” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC.

Exh. D-2

EXHIBIT E

Lock-Up Letter Agreement

                    , 2005

Banc of America Securities LLC

Lehman Brothers Inc.

Thomas Weisel Partners LLC

William Blair & Company, L.L.C.

As Representatives of the Several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, NY,10019

and

Lehman Brothers Inc.

745 Seventh Avenue

New York, NY 10019

Re: NuVasive, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company (“Common Stock”) or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the “Offering”) for which you will act as the representatives of the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter (this “Lock-Up Agreement”) in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Banc of America Securities LLC (“BAS”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible

Exh. E-1

into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the final prospectus relating to the Offering (the “Lock-Up Period”). The foregoing sentence shall not apply to the transfer of any or all of the shares of Common Stock owned by the undersigned (i) if the undersigned is an officer of the Company, pursuant to a written plan for trading securities that has been entered into prior to the date hereof and satisfies the requirements of Rule10b5-1(c)(1) under the Exchange Act, (ii) either during the undersigned’s lifetime or on death, by gift, will or intestate succession to the immediate family of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of the undersigned’s immediate family, (iii) if the undersigned is a partnership, to a partner or affiliated partnership or (iv) in the Offering pursuant to the underwriting agreement relating to the Offering (the “Underwriting Agreement”); provided, however, that, in the case of (ii) and (iii), (A) it shall be a condition to such transfer that the transferee executes and delivers to BAS an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such Common Stock except in accordance with this Lock-Up Agreement, (B) any such transfer shall not involve a disposition for value, (C) no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5, Schedule 13D or Schedule 13G made after the expiration of the Lock-Up Period) and (D) each party (transferor or transferee) shall not be required by law to make, and shall agree not to voluntarily make, any public announcement of the transfer.

In addition, the undersigned agrees that, without the prior written consent of BAS, the undersigned will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless BAS waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed or will agree in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 14 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of 1933, as amended, of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, the undersigned will be released from the undersigned’s obligations under this Lock-Up Agreement.

Exh. E-2

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Exh. E-3